UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 5, 2017

(Date of earliest event reported)

Enservco Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South Cherry Street, Suite 1000

Denver, Colorado 80246

(Address of principal executive offices) (Zip Code)

(303) 333-3678

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer and Director

On May 5, 2017, Rick D. Kasch notified Enservco Corporation (the “Company”) of his resignation as President, Chief Executive Officer, and as a member of the Company’s Board of Directors (the “Board”), effective immediately. Mr. Kasch also resigned from all positions held with the Company’s subsidiaries. Mr. Kasch’s decision to resign was not the result of any disagreement with the Company, the Board, or management, or any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Kasch’s resignation, the Company entered into an Executive Severance Agreement with Mr. Kasch on May 5, 2017 (the “Severance Agreement”). The Severance Agreement provides for certain modified severance compensation and benefits to Mr. Kasch in lieu of and in settlement of the compensation and benefits to be paid to Mr. Kasch upon termination of his employment pursuant to the Employment Agreement between the Company and Mr. Kasch entered into effective June 22, 2016 (the “Kasch Employment Agreement”), which was previously filed as Exhibit 10.01 to the Company’s Current Report on Form 8-K filed with the SEC on June 27, 2016.

Pursuant to the terms of the Severance Agreement, the Company will pay Mr. Kasch his base salary through May 31, 2017 in accordance with the normal schedule for such payment, subject to Mr. Kasch’s agreement that such salary shall be reduced to 50% of his base salary effective May 5, 2017. On the next regular payday of the Company following May 31, 2017, the Company will pay Mr. Kasch any remaining balance of the accrued and unpaid amount of his reduced base salary, together with benefits, including unused vacation days (which amount to $25,044.78) and expense reimbursements which are then due and payable under the Kasch Employment Agreement. In addition, provided that Mr. Kasch does not exercise his right to revoke the Severance Agreement within seven days of its execution, Mr. Kasch will receive the following severance payments, subject to applicable employer and employee withholding by the Company: (i) payment to Mr. Kasch of $391,000 as follows: (x) an initial payment in the amount of $120,000 on May 31, 2017 and (y) the balance of $271,000 payable in 11 equal monthly installments of $24,636.36 commencing on July 1, 2017 with a final installment of the balance then due on June 1, 2018; (ii) a bonus payment of $120,000 on or before April 1, 2018; (iii) a lump sum representing the automobile allowance pursuant to the Kasch Employment Agreement in the amount of $25,199.85 on the first payday following May 5, 2017; (iv) a lump sum representing health care benefits pursuant to the Kasch Employment Agreement in the amount of $18,793.71 on the first payday following May 5, 2017; and (v) a lump sum representing 401(k) matching benefits in the amount of $21,839.48 on the first payday following May 5, 2017. Finally, all non-vested stock options held by Mr. Kasch will immediately vest on May 5, 2017 and, in accordance with the agreements establishing such options, Mr. Kasch will have three months from and after May 5, 2017 to exercise his options in accordance with the applicable agreements.

Mr. Kasch will continue to serve as a consultant to the Company until June 30, 2017 (the “Separation Date”). Additionally, Mr. Kasch will cooperate and consult with the Company and its executive officers and the Board after the Separation Date, on an as-needed basis, at no cost to the Company, for up to 20 hours per month, through August 31, 2017.

The Severance Agreement contains other standard provisions contained in agreements of this nature including restrictive covenants concerning confidentiality, non-competition, non-solicitation and non-disparagement, and a general release of any and all claims Mr. Kasch may have against the Company, its directors, officers and associated persons.

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The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Appointment of Chief Executive Officer and Director

Effective May 9, 2017, the Board of Directors of the Company (the “Board”) has appointed Ian Dickinson as the Company’s Chief Executive Officer and as a member of the Board.

Mr. Dickinson, age 44, joins the Company from Caddis Capital Investments, LLC (“Caddis”), an actively managed private equity firm, where he has been a partner since July, 2016. Prior to joining Caddis, Mr. Dickinson served as President and Chief Executive Officer of Premier Oilfield Equipment Company (“Premier”) from its acquisition by Altira Group, LLC in February, 2012, until July, 2016. Prior to that, Mr. Dickinson served as Senior Vice President of Finance at Startek, Inc. (“SRT”), a global contact center outsource services provider, from March 2011 until February, 2012, and as Managing Director at Slalom Consulting, LLC, leading the CFO Advisory Services practice from October, 2009 until March, 2011. His previous experience includes CFO and corporate development roles at several private equity and venture capital backed companies. Mr. Dickinson began his career in various and expanding leadership roles in finance and M&A at Quest Communications (acquired by CenturyLink), Nextel (acquired by Sprint), and ADT Security Services. Mr. Dickinson is a member of Young President Organization – Colorado Chapter, and currently serves on the Board of Directors of Fox Management, LLC (a non-reporting company) and the ACE Scholarships Advisory Board. Mr. Dickinson is a graduate of Fort Lewis College in Durango, Colorado.

There are no arrangements or understandings between Mr. Dickinson and any other persons pursuant to which Mr. Dickinson was selected to be an officer and director. Mr. Dickinson does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as the Company’s Chief Executive Officer, the Company and Mr. Dickinson entered into an Employment Agreement effective May 9, 2017 (the “Dickinson Employment Agreement”). Pursuant to the Dickinson Employment Agreement, Mr. Dickinson will receive an annual base salary of $250,000, and is eligible each year to receive a discretionary bonus in addition to his base salary, which will be awarded in such amounts as the Board will determine. Mr. Dickinson was also granted stock options to purchase 1,200,000 shares of the Company’s common stock. The exercise price of the stock options is the greater of (x) $0.30 per share; or (y) the 20 day moving average price per share of the Company’s stock. The stock options vest in one third installments, the first of which vested on May 9, 2017, the second of which vests on May 9, 2018 and the third of which vests on May 9, 2019, provided that Mr. Dickinson continues to be employed by the Company on those dates.

The Dickinson Employment Agreement provides for severance compensation if Mr. Dickinson is terminated without cause or upon a change of control. The Dickinson Employment Agreement also contains other standard provisions contained in agreements of this nature, including confidentiality and non-competition provisions as well as eligibility for discretionary bonuses and long term incentive awards.

The foregoing description of the Dickinson Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

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Item 7.01.     Regulation FD Disclosure.

On May 10, 2017, the Company issued a press release announcing certain of the matters described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is included as Exhibit 99.1 to this Form 8-K.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except as expressly provided by such specific reference in such a filing.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Executive Severance Agreement dated May 5, 2017, by and between Rick D. Kasch and the Company. Filed herewith.

	10.2	Employment Agreement effective May 9, 2017, by and between Ian Dickinson and the Company. Filed herewith.

	99.1	Press Release dated May 10, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSERVCO CORPORATION

Date: May 11, 2017.	By:	/s/ Ian Dickinson
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Severance Agreement dated May 5, 2017, by and between Rick D. Kasch and the Company. Filed herewith.

10.2	Employment Agreement effective May 9, 2017, by and between Ian Dickinson and the Company. Filed herewith.

99.1	Press Release dated May 10, 2017.

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